UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2015

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2015, Park Sterling Corporation (the “Registrant”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”).  The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting.

Proposal 1: The Registrant’s shareholders elected the following three directors, to serve for terms expiring at the Company’s Annual Meeting of Shareholders in 2018 or until such director’s earlier resignation or retirement or until a successor is duly elected and qualifies to serve.

Name	For	Withheld	Broker Non-Votes
James C. Cherry	38,138,402	142,472	3,171,888
Patricia C. Hartung	38,147,701	133,173	3,171,888
Thomas B. Henson	38,154,299	126,575	3,171,888

Proposal 2: The Registrant’s shareholders ratified the appointment of Dixon Hughes Goodman LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstentions	Broker Non-Votes
41,317,649	97,064	38,049	N/A

Proposal 3: The Registrant’s shareholders adopted a nonbinding, advisory resolution approving the compensation of the Registrant’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
35,694,608	2,118,616	467,650	3,171,888

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015

PARK STERLING CORPORATION

By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer